EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Iridium Communications Inc. on Forms S-3 (File Nos. 333-162206 and 333-159673) of our report dated March 28, 2008 with respect to our audit of the financial statements for the period ended December 31, 2007 of Iridium Communications Inc., included in the December 31, 2009 annual report on Form 10-K of Iridium Communications Inc.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statements on Forms S-3.

/s/ Eisner LLP

New York, New York

March 16, 2010